Exhibit 99.1

News Release

Medgenics Announces Enrollment of First Patient in Phase 2/3 Clinical Trial of
NFC-1 in Adolescents with mGluR Mutation Positive ADHD

PHILADELPHIA, PA – (Marketwired) – June 17, 2016 -- Medgenics, Inc. (NYSE: MDGN) today announced the enrollment of the first patient into the SAGA (Study of Adolescent Glutamate Receptor Network Copy Number Variant ADHD) trial - a Phase 2/3 clinical trial to evaluate adolescent patients with mGluR mutation positive (mGluR+) attention deficit hyperactivity disorder (ADHD).

“Enrollment of our first patient is a critical milestone for Medgenics, as it brings us one step closer to offering an innovative precision therapeutic for ADHD patients with mGluR network mutations,” said Garry Neil, Chief Scientific Officer. “Furthermore, it demonstrates the strength of our development capabilities, building off the extraordinary response to our phenotype/genotype study. We look forward to completing the study and sharing topline data later this year.”

About the SAGA Trial

The purpose of this multicenter, dose-optimized trial in adolescents with ADHD is to confirm the results from the Phase 1b GREAT study. The trial is designed as a randomized, double-blind, placebo-controlled, parallel-group Phase 2/3 study of NFC-1 versus placebo in adolescent patients with ADHD who have genetic disorders impacting the mGluR network. The trial will enroll 90 patients between the ages of 12-to-17 years old. The primary and key secondary endpoints in the trial will be the change from baseline in the ADHD-rating scale Total Score (ADHD-RS-5) and change from baseline in Clinical Global Impression – Global Improvement Scale (CGI-I). Patients will be randomized 1:1 to receive either a six-week course of NFC-1 or placebo, with a one-week follow-up. Patients will be enrolled from the same 25 sites that were used in the recent phenotype/genotype study. More information on the SAGA trial is available at www.ClinicalTrials.gov (Identifier: NCT02777931).

About Medgenics

Medgenics is dedicated to unlocking the potential of genomic medicine to identify and treat patients with life-altering conditions. Its efforts, including its internal research and development and ongoing sponsored research and licensing agreements with a well-respected pediatric academic medical center, give Medgenics the ability to focus on the underlying genetic pathway of pediatric diseases with the goal of finding therapeutic solutions for subpopulations of both children and adults living with rare and other difficult-to-treat diseases. Medgenics is also the developer of TARGTTM (Transduced Autologous Restorative Gene Therapy), a proprietary gene therapy platform. For more information, visit the Company's website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning,” "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics

Brian Piper

240-899-5554

brian.piper@medgenics.com

Westwicke Partners

Chris Brinzey

339-970-2843

chris.brinzey@westwicke.com